UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 3, 2008 (December 1, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of B. Andrew Rose to serve as Chief Financial Officer

On December 1, 2008, Worthington Industries, Inc. (the “Company”) announced the appointment of B. Andrew “Andy” Rose to Chief Financial Officer of the Company.  Mr. Rose, 38, most recently worked at MCG Capital Corporation from 2007-2008 where he was a senior investment professional recruited to open the new Atlanta office for the public company with $1.5 billion under management.  The firm made control-equity investments and provided debt financing for private equity sponsored deals.  Prior to that Mr. Rose was a Partner, co-founder and member of the Investment Committee with Peachtree Equity Partners, L.P, from 2002-2007, a $110 million private equity fund backed by Goldman Sachs.  Mr. Rose holds an M.B.A. from Duke University, Fuqua School of Business and a B.S. in Business Administration from the University of North Carolina, Kenan-Flagler Business School.

In connection with Mr. Rose’s appointment as Chief Financial Officer, he will receive an initial annual base salary of $350,000 and will be eligible for a maximum bonus of $250,000 for fiscal 2009, assuming that targets are met with the accomplishment of goals and objectives for the year. On December 1, 2008, Mr. Rose was granted a non-qualified stock option to purchase 15,000 shares of the Company’s common shares, at an exercise price of $11.81 per share, the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant. This option will vest over a 5-year period with 20% vesting on the first annual anniversary of the date of employment and the remainder vesting at the rate of 20% on each yearly anniversary thereafter until fully vested. The option will expire 10 years from date of grant. Mr. Rose was also granted a restricted share award of 5,000 shares which will vest on July 31, 2010.  Mr. Rose has no family relationships with executive officers or directors of the Company

A copy of the news release issued by the Company on December 1, 2008, to announce Mr. Rose’s appointment is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(a) – (c)		Not applicable.

(d)		Exhibits:

	99.1	News Release issued by Worthington Industries, Inc. on December 1, 2008 related to the appointment of B. Andrew Rose as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 3, 2008
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary

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